UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 25, 2006



                      VIRTUALHEALTH TECHNOLOGIES, INC.
             -----------------------------------------------------
             (exact name of registrant as specified in its charter)



      Delaware                       000-17520                75-227-6137
----------------------------       ----------------       ----------------------
(State or other jurisdiction       (Commission            (IRS Employer
   of incorporation)                   file number)          Identification No.)


325 W. Main Street, Suite 240
Lexington, Kentucky                                               40507
- --------------------------------------                  ----------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (859) 455-9255


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changes since last report)


------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On June 15, 2006, the Company entered into a letter of intent with H.E.B. LLC, a Nevada corporation, hereafter "HEB," and MB Holding Corporation, a Nevada corporation and wholly owned subsidiary of HEB, hereafter "MBH," pursuant to which the Company would acquire MBH in exchange for shares of the Company's common stock. MBH is the sole member of VPS Holding, LLC, a Kentucky limited liability company, hereafter "VPSH", and Envoii Healthcare, LLC, a Nevada limited liability company, hereafter "Envoii." VPSH and Envoii developed and own certain technologies and led a consortium to conduct the first prescription drug monitoring pilot project in real time in the United States. Under the Stock Exchange Agreement, HEB is to receive 34,000,000 post split shares of the Company's common stock in exchange for all of the issued and outstanding shares of MBH.

On July 20, 2006, the Company entered into a Stock Exchange Agreement with HEB and MBH incorporating the terms of the letter of intent (the "Stock Exchange Agreement"). The Stock Exchange Agreement was authorized and approved by the Company's board of directors by written consent dated July 20, 2006. The stock exchange transaction is subject to several conditions, including:

     * The cancellation of all of the Company's outstanding Class B Common Stock, par value $.01 per share ("Class B Common Stock");

     *    The adoption and approval of the Reverse Stock Split;

     *    The adoption and approval of the Amended and Restated Certificate; and

     * The agreement of the holders of approximately $2,600,000 of the Company's outstanding debt to exchange such debt for 2,600,000 post split shares of the Company's common stock.

     Mr. Scott Haire owns 90% of the membership interest in HEB and as manager, has voting control of HEB. Mr. Haire is also the sole member and the manager of MLH Investments LLC, a Nevada limited liability company, hereafter "MLH". On April 14, 2006, the Company, Mr. James K. Millard, our President and Chief Executive Officer, Mr. James Arch and MLH entered into a stock purchase agreement pursuant to which MLH acquired from the Company 156,196,406 newly issued shares of our Class A Common Stock for $15,619.64 and acquired from Mr. Arch all of our issued and outstanding shares of Class B Common Stock for $100. As a result of this transaction, Mr. Haire obtained effective voting control over a majority of the Company's outstanding voting securities.

     On July 20, 2006, pursuant to the terms of a Stock Cancellation Agreement between the Company and MLH, all of the issued and outstanding shares of Class B Common Stock were cancelled.

     On July 21, 2006, pursuant to debt exchange agreements, the holders of approximately $2,600,000 of the Company's outstanding debt agreed to exchange such debt for 2,600,000 post split shares of common stock, subject to the consummation of the Stock Exchange Agreement between the Company and HEB.

     The closing of transactions under the Stock Exchange Agreement were consummated, effective Friday August 25, 2006.

     The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to the Company's Current Report on Form 8-K filed with the Commission on July 25, 2006 for a more complete understanding of the transaction.



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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective August 25, 2006, pursuant to the terms of the Stock Exchange Agreement, the Company issued and sold 34,000,000 post split shares of its common stock in exchange for 1,000 shares of MBH. In connection with the consummation of the Stock Exchange Agreement, the Company also, pursuant to the terms of the debt exchange agreements described above, exchanged approximately $2,600,000 of its outstanding debt for 2,600,000 shares of post split common stock.


ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

As a result of the consummation of the transactions under the Stock Exchange Agreement, HEB has obtained control of a majority of the Company's outstanding voting securities. Please see Item 1.01 for a description of the Stock Exchange Agreement and related transactions.

The  following  information  pertains  to MB Holding  Corporation  Inc.  and its
wholly-owned  subsidiaries,   VPS  Holding,  LLC  and  Envoii  Healthcare,  LLC.
Collectively, they are referred to herein as "MB Holding".

BUSINESS

MB Holding was organized on July 11, 1997, as a Nevada corporation under the name MB Holding Corporation.

MB Holding primary business focus is healthcare technology. This business is conducted through VPS Holding and Envoii Healthcare. MB Holding is still in the early stage of its development and will have to raise additional capital, either through the sale of equity or through debt financing to meet our contractual obligations, and continue operations. Enovii Healthcare is primarily a software developer and has developed a proprietary software solution tailored toward object security. This software solution is primarily utilized by VPS Holding in its products and services which are offered under the name "Veriscrip."

Veriscrip Business Model

     The Veriscrip(TM) business model is primarily based upon the selling and operation of real-time controlled prescription drug monitoring for state agencies, which pay for the services. Our fees are comprised of license fees and transaction fees. We believe that these fee components are a standard practice for electronic solutions and will be accepted in the market. In addition, a small amount of revenue may be derived from electronic networks with which we have established connectivity to reach pharmacies and Pharmacy Benefit Mangers
(PBMs). We expect that our customers will typically be a state and/or federal agency.

     Primary Paying Customer: State agencies who contract with Veriscrip(TM) to provide controlled prescription management solutions within their jurisdiction, typically a state, and the regulators they employ to manage the administration of prescription drugs within their states.

     Parties Involved: Prescribers, including physicians, nurse practitioners, psychiatrists, and dentists, as well as pharmacies are participants as they are directly involved in the authorization and dispensing of controlled prescription drugs. We service these parties per our agreements with state sponsors; however, we have not forecasted nor do we expect to derive revenue for our core functionality from these parties for our core product offering. Future value-added transaction sets and functionality may garner additional revenue.





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The following are our anticipated primary sources of revenue:

     Pilot Fees: In advance of each contract with a state-wide agency, it is anticipated we will begin with a pilot program within a small region to test and verify with the state agency the effectiveness and operation of our solution. We anticipate that the state agency will pay a nominal amount, most likely as a flat fee, to support these pilot activities.

     Revenue Source, License Fees: We expect to be paid a one-time license fee from our state agency customers, based upon state population, and paid over a period of time. This fee is anticipated to cover all of our startup and implementation costs.

     Revenue Source, State Transaction Fees: We also anticipate receiving transaction revenue from our state agency customers for each transaction processed.

     During January through April of 2004, the Veriscrip's solution was programmed and beta-tested at two pilot sites in Harlan and Perry counties in Southeastern Kentucky. During this period, our solution was previewed by several third parties, including the state licensure board president and a key legislator. On April 28, 2004, the first real-time electronic prescription was transmitted and received using the Veriscrip System at a rural clinic in Harlan County, Kentucky. A second pilot project was conducted at a medical center practice and pharmacy in Hazard, Kentucky. On October 15, 2004, the first public demonstration of our Veriscrip System was conducted at the annual National Technology Meeting for State Prescription Drug Monitoring Programs in Lexington, Kentucky, sponsored by the National Alliance for Model State Drug Laws.

     The University of Louisville ("U of L") School of Public Health and Information Sciences initiated an assessment of our Kentucky pilot projects in October 2004. The Assessment Report recommended that, "there may be significant benefits for the state to move ahead now with the proposed technology, either as an alternative or an enhancement for the existing KASPER ("Kentucky All-Schedule Prescription Electronic Reporting" system), or, potentially, as a plug-in to KASPER, providing a way for prescribers data to move in real-time from prescribers to dispenser to the regulatory side," but notes, "[t]he major barrier to implementation will be resistance by physicians because of productivity costs and opportunity costs in the context of emerging health information exchange technologies." The Assessment Report also includes an appendix in which the U of L assessment concludes the Veriscrip(TM) System completely meets 18 criteria, and partially meets another 7 criteria, of the 60 Recommendations for Comparing Electronic Prescribing Systems made by the RAND Electronic Prescribing Advisory Board. Seventeen of the 60 recommendations are not expected to be met until 2007. The Veriscrip(TM) System meets three of those future criteria and one partially. Notwithstanding the positive statements made about the Veriscrip(TM) System in the assessment report there can be no assurance that Veriscrip will be adopted by Kentucky or any other state.

     During the next twelve months, MB Holding expects to present the findings of the University of Louisville Assessment Report to interested state and federal regulatory agencies, as well as a related report prepared for the
California HealthCare Foundation in 2004 that concludes productivity and opportunity costs are minimal, if any, and additional savings may be accrued from "downstream time savings, chiefly from electronic data transmission and more thorough order entry (resulting in fewer pharmacy callbacks for clarification and revision)." MB Holding also plans to have a presence at national meetings and conferences of law enforcement and regulatory professions, at which to demonstrate the Veriscrip System. We cannot, however, predict whether, or give any assurance that, these reports and endeavors will result in any sales of our Veriscrip System or, if such sales are achieved or, if such sales are achieved, whether we will be able to fulfill obligations under such sales with our current funding levels.

We believe that our Veriscrip System has several advantages in this emerging market:

     First to Operate a Real Time Solution: We believe that the Veriscrip pilot project in Kentucky is the first state-backed real time electronic prescription drug monitoring program (PDMP) in the United States. This experience provides MB


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Holding an opportunity to working with  regulators and state  government to fine tune an overall product offering, and provides a potential advantage in marketing to other states.

     Single Focus: Unlike many potential competitors, Veriscrip has one focus, the provision of controlled prescription compliance solutions to state agencies. By maintaining a simple focus, we can maximize our resources. Although our management personnel have a deep and varied base of experience in related healthcare solutions (i.e., records management, healthcare privacy solutions) of our competitors, our simple focus helps to avoid management distractions that might otherwise be focused toward these related areas.

Market Strategy

     Our strategy is to position Veriscrip such that user barriers to adoption are minimized, we leverage existing complementary vendors rather than compete with them, and combine a set of services that both uniquely meets the regulatory monitoring needs of state agencies and resolves current problems facing prescribers and pharmacies. Our current marketing efforts are focused on states which appear to be aware of the prescription drug problems within their state, have drafted bills and/or commissioned studies on prescription drug abuse, and have some drug monitoring system or plan currently in place. These criteria will assist in identifying target states for marketing efforts, but contacts and relationships of management will play essential roles in securing audience with state decision makers.

As a rule, the following challenges exist within every state:

     Lack of awareness: Most state governments do not have a general awareness of the extent and cost of prescription drug abuse. In addition, most do not know that practical real time options exist for administration and monitoring of prescription drugs. Generating awareness through media stories and direct marketing to government officials and health related groups are essential parts of our strategy.

     Confidentiality of Patient Information: Patient confidentiality remains a key barrier in passing legislation in certain states and is a primary contributing factor in the slow adoption. HIPAA legislation passed by Congress in 1996 provides a strong framework for securing health information. We believe that our Veriscrip System is HIPAA compliant, and meeting this concern requires effective communication of our system attributes, compliance, and a proactive approach to security and confidentiality in general.

     Funding: States, facing fiscal crisis, have few dollars to spend on new programs even if they will save the state significant amounts of money. We believe, however, that there are several ways for states to generate the funding necessary for our Veriscrip System. For example, the U.S. Department of Justice is currently administering the Hal Rogers Fund, which was established to issue grants to states wishing to implement or improve prescription drug monitoring programs. Funding levels for 2005 have reached $10 million, for a total of $26.5 million over the last three years. In addition, states could establish a mechanism by which pharmaceutical companies may contribute to the state monitoring programs. Purdue Pharma, whose OxyContin product has received so much publicity recently, has offered to assist in funding the program in Florida. As part of our marketing efforts, we plan on educating our potential customers as to these various approaches to funding for our services.

Competition

     We believe that minimal direct competition for the type of solution offered by Veriscrip exists in the market today, and no other company has operated a state-funded pilot program for real time prescription drug compliance monitoring. There are several potential sources of competition, and it will likely come most heavily from e-prescribing or pharmacy management firms and



                                       5
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other healthcare  IT/Government contracted firms that have existing business for database collection and reporting. Of these potential sources of competition, many have greater financial resources than MB Holding and can provide a greater range of solutions for our targeted customers. These potential competitors are currently involved in state Prescription Drug Monitoring Programs by providing regulators access to retrospective prescription history (typically 2-4 weeks old), not real time access to current prescription activity as Veriscrip does. These include Nevoca (a company that originally bid against Veriscrip for the Kentucky pilot project), Optimum Technology (a technology firm that contracts with several state agencies for law enforcement and drug monitoring data collection) and Atlantic Associates (a company that performs prescription drug monitoring for several states including Wyoming, Kentucky and Ohio).

Employees

     MB Holding had one full time employee, its Executive Vice-President. MB Holding's unpaid President devotes his attention to the development and expansion of MB Holding's business opportunities while our Executive Vice President is solely responsible for MB Holding's products and services including managing the relationships with MB Holding's technology partners and consultants. Management of MB Holding expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees as long as business needs are being identified and evaluated. The need for employees and their availability will be addressed in connection with a decision concerning whether or not to acquire or participate in a specific business ventures.

Risk Factors

     Subsequent to the acquisition of MB Holding, we will be pursuing the business conducted by VPS Holding and Envoii Healthcare and our primary product offering will be the Veriscrip System. The following risk factors should be considered with respect to making any investment in our securities subsequent to this acquisition as such an investment involves a high degree of risk. You should carefully consider the following risks and the other information set forth elsewhere in report, including the financial statements and related notes, before you decide to purchase shares of our common stock. If any of these risks occur, our business, financial condition and results of operations could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly, and you could lose part or all of your investment.

We expect to incur losses in the future and may not achieve or maintain profitability.

     MB Holding has incurred net losses since it began operations in 2003. Our net loss was approximately $ 292,453 for fiscal year 2005 and $128,124 for the six months ended June 30, 2006. We expect to make significant investments in our sales and marketing programs and research and development, resulting in a substantial increase in our operating expenses. Consequently, we will need to generate significant additional revenue to achieve and maintain profitability in the future. We may not be able to generate sufficient revenue from sales of our products and related professional services to become profitable. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. In addition to funding operations through increased revenue, we anticipate that we will need to raise additional capital before reaching profitability. We cannot predict when we will operate profitably, if at all. If we fail to achieve or maintain profitability, our stock price may decline.

Because we have a limited operating history with which you can evaluate our current business model and prospects.

     The first pilot for our Veriscrip System was launched in the early part of 2004. To date, we have not obtained any commercial customers for the Veriscrip System. We expect the Veriscrip System to account for substantially all of our total revenue for the foreseeable future. We intend to continue to enhance the Veriscrip System throughout the pilot project phase and after commercialization.


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     Because  the  Veriscrip  System  is still at a  relatively  early  stage of commercialization, it is difficult for us to forecast the full level of market acceptance that our solution will attain. Some of the risks we face include:

     * competitors may develop products, technologies or capabilities that render our products obsolete or noncompetitive or that shorten the life cycle of the Veriscrip System;
     *    we may not be able to attract and retain a broad customer base; and
     * we may not be able to negotiate and maintain favorable strategic relationships.

     Failure to successfully manage these risks could harm our business and cause our stock price to fall. Furthermore, to remain competitive, products like ours typically require frequent updates that add new features. We may not succeed in creating and licensing updated or new versions of our products. A decline in demand for, or in the average price of, our products would have a direct negative effect on our business and could cause our stock price to fall.

If we cannot meet our future capital requirements, our business will suffer.

     We will need additional financing to continue operating our business. We need to raise additional funds in the future through public or private debt or equity financings in order to:

     *    fund operating losses;
     *    scale sales and marketing to address our targeted markets;
     * take advantage of opportunities, including expansion or acquisitions of complementary businesses or technologies;
     *    hire, train and retain employees;
     *    develop new products or professional services; or
     *    respond to economic and competitive pressures.

     If our capital needs are met through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced. Our future success may be determined in large part by our ability to obtain additional financing, and we can give no assurance that we will be successful in obtaining adequate financing on favorable terms, if at all. If adequate funds are not available or are not available on acceptable terms, our operating results and financial condition may suffer, and our stock price may decline.

Our operating results may fluctuate, which may adversely affect our stock price.

     We are an emerging company. As such, our quarterly revenue and results of operations are difficult to predict. We have experienced fluctuations in revenue and operating results from quarter-to-quarter and anticipate that these fluctuations will continue until the company reaches critical mass and the market becomes more stable. These fluctuations are due to a variety of factors, some of which are outside of our control, including:

     *    the fact that we are a relatively young company;
     * we expect to derive the bulk of our revenue from sales to government agencies;
     *    our ability to attract new customers and retain existing customers;
     * the length and variability of our sales cycle, which makes it difficult to forecast the quarter in which our sales will occur;
     * the amount and timing of operating expense relating to the expansion of our business and operations;
     * the development of new products or product enhancements by us or our competitors, as well as the adoption of new standards;
     *    the  introduction  and  market  acceptance  of  new  technologies  and products;
     * actual events, circumstances, outcomes, and amounts differing from judgments, assumptions, and estimates used in determining the values of certain assets (including the amounts of related valuation allowances), liabilities, and other items reflected in our financial statements; and
     *    how well we execute on our strategy and operating plans.



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     As a  consequence,  operating  results for a particular  future  period are difficult to predict, and, therefore, prior results are not necessarily indicative of results to be expected in future periods. Any of the foregoing factors, or any other factors discussed elsewhere herein, could have a material adverse affect on our business, results of operations, and financial condition that could adversely affect our stock price.

     We also typically realize a significant portion of our revenue in the last few weeks of a quarter because of our customers' purchasing patterns. As a result, we are subject to significant variations in license revenue and results of operations if we incur a delay in a large customer's order. If we fail to close one or more significant license agreements that we have targeted to close in a given quarter, this failure could seriously harm our operating results for that quarter. Failure to meet or exceed the expectation of securities analysts or investors due to any of these or other factors may cause our stock price to fall.

Our revenues for a particular period are difficult to predict, and a shortfall in revenues may harm our operating results.

     As a result of a variety of factors discussed in this Report, our revenues for a particular quarter are difficult to predict. Our net sales may grow at a slower rate than we anticipate, or may decline. We plan our operating expense levels based primarily on forecasted revenue levels. These expenses and the impact of long-term commitments are relatively fixed in the short term. A shortfall in revenue could lead to operating results being below expectations as we may not be able to quickly reduce these fixed expenses in response to short term business changes.

Product quality problems could lead to reduced revenues, gross margins, and net income.

     Our Veriscrip System is a highly complex product that incorporates leading-edge technology, including both hardware and software. Software typically contains bugs that can unexpectedly interfere with expected operations. There can be no assurance that our testing programs will be adequate to detect all defects, either ones in individual products or ones that could affect numerous shipments, which might interfere with customer satisfaction, reduce sales opportunities, or affect gross margins. We may have had to replace certain components and respond to the discovery of defects or bugs in products that we had shipped. There can be no assurance that such replacement and cure, would not have a material impact. In addition, an inability to cure a product defect could result in a temporary or permanent withdrawal of our product from the market which could result in damage to our reputation, inventory costs, or product reengineering expenses, any of which could have a material impact on revenues, margins, and net income.

Our proprietary rights may prove difficult to enforce.

     We generally rely on patents, copyrights, trademarks, and trade secret laws to establish and maintain proprietary rights in our technology and products. While we have process pending on some of our intellectual property, there can be no assurance that this process or other proprietary rights will not be challenged, invalidated, or circumvented or that our rights will in fact provide competitive advantages to us. Furthermore, many key aspects of our Veriscrip System technology are governed by industry-wide standards, which are usable by all market entrants. In addition, there can be no assurance that patents will be issued from pending applications or that claims allowed on any patents will be sufficiently broad to protect our technology. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent, as do the laws of the United States. The outcome of any actions taken in these foreign countries may be different than if such actions were determined under the laws of the United States. If we are unable to protect our proprietary rights (including aspects of products protected other than by patent rights) in a market, we may find ourselves at a competitive disadvantage to others who need not incur the substantial expense, time, and effort required to create the innovative products that have enabled us to be successful.


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We may be found to infringe on intellectual property rights of others.

     Third parties, including customers, may in the future assert claims or initiate litigation related to exclusive patent, copyright, trademark, and other intellectual property rights to technologies and related standards that are relevant to us. These assertions may emerge over time as a result of our growth and the general increase in the pace of patent claims assertions, particularly in the United States. Because of the existence of a large number of patents in the IP field, the secrecy of some pending patents, and the rapid rate of issuance of new patents, it is not economically practical or even possible to determine in advance whether a product or any of its components infringes or will infringe the patent rights of others. The asserted claims and/or initiated litigation can include claims against us or our manufacturers, suppliers, or customers, alleging infringement of their proprietary rights with respect to our existing or future products or components of those products. Regardless of the merit of these claims, they can be time-consuming, result in costly litigation and diversion of technical and management personnel, or require us to develop a non-infringing technology or enter into license agreements. Where claims are made by customers, resistance even to unmeritorious claims could damage customer relationships. There can be no assurance that licenses will be available on acceptable terms and conditions, if at all, or that our indemnification by our suppliers will be adequate to cover our costs if a claim were brought directly against us or our customers. Furthermore, because of the potential for high court awards that are not necessarily predictable, it is not unusual to find even arguably unmeritorious claims settled for significant amounts. If any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, operating results, and financial condition could be materially and adversely affected.

We rely on the availability of third-party licenses.

     Although we attempt to limit any use of third-party products requiring licensing, our Veriscrip System is designed to include software or other intellectual property licensed from third parties. It may be necessary in the future to seek or renew licenses relating to various aspects of this or other products. There can be no assurance that the necessary licenses would be available on acceptable terms, if at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could have a material adverse effect on our business, operating results, and financial condition. Moreover, the inclusion in our products of software or other intellectual property licensed from third parties on a nonexclusive basis could limit our ability to protect our proprietary rights in our products.

Our operating results and future prospects could be materially harmed by uncertainties of regulation of the Healthcare market

     The healthcare market is highly regulated. Regulations that effect or could potentially effect us or our product include regulations regarding patients' privacy rights. Although we believe that the Veriscrip System complies with current state and federal requirements, we may find that such is not the case. Further, we could be materially adversely affected by any new regulations applicable to our market space. If the Veriscrip System were found not in compliance with current regulations or if new regulations were adopted that apply to the Veriscrip System, we may incur unanticipated expenses to modify our product to meet such regulations and, at the same time, the demand for our products could decrease, which would have a material adverse effect on our business, operating results, and financial condition.

Failure to retain and recruit key personnel would harm our ability to meet key objectives.

     Our success will depend, in large part, on our ability to attract and retain highly skilled technical, executive, managerial, sales, and marketing personnel. Competition for these personnel is intense in the market today.

Volatility or lack of positive performance in our stock price may also adversely affect our ability to retain key employees, virtually all of whom have been granted stock options. The loss of services of any of our key personnel, the inability to retain and attract qualified personnel in the future, or delays in hiring required personnel, particularly executive management, engineering and sales personnel, could make it difficult to meet key objectives, such as timely and effective product introductions.

Our stock price may continue to be volatile.

     Our common stock has experienced substantial price volatility, particularly as a result of speculation in the investment community about our strategic position, financial condition, results of operations, or business. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of many technology companies, in particular, and that have often been unrelated to the operating performance of these companies. These factors, as well as general economic and political conditions, may materially adversely affect the market price of our common stock in the future. Additionally, volatility or a lack of positive performance in our stock price may adversely affect our ability to retain key employees, all of whom are compensated in part based on the performance of our stock price.

Failure to manage our planned growth could harm our business.

     Our ability to successfully market and license the Veriscrip System requires an effective plan for managing our future growth. Future expansion efforts may be expensive and may strain our managerial and other resources. To manage future growth effectively, we must maintain and enhance our financial and accounting systems and controls, integrate new personnel and manage expanded operations. If we do not manage growth properly, it could harm our operating results and financial condition and cause our stock price to fall.

A few of our existing shareholders own a large percentage of our voting stock and will have a significant influence over matters requiring stockholder approval and could delay or prevent a change in control.

     Subsequent to the acquisition of MB Holding, our officers, directors and their affiliates will beneficially own or control approximately 64 % of our outstanding common stock. As a result, our management could have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of control could be disadvantageous to other stockholders with interests different from those of our officers, directors and principal stockholders. For example, our officers, directors and principal stockholders could delay or prevent an acquisition or merger even if the transaction would benefit other stockholders. In addition, this significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. Please see "Security Ownership of Certain Beneficial Owners and Management" for a more detailed description of our share ownership.

Illiquidity of our common stock.

     Although there is a public market for our common stock, trading volume has been historically low which substantially increases your risk of loss. We can give no assurance that an active and liquid public market for the shares of the common stock will develop in the future. Low trading volume in our common stock could affect your ability to sell the shares of common stock. The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on market makers. The market bid and asked prices for the shares may be significantly influenced by decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in the shares. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. Additionally, in order to maintain our eligibility for quotation on the OTC Bulletin Board, we need to have at least one registered and active market maker. No assurance can be given that any market making activities of any additional market makers will commence or that the activities of current market makers will be continued.

Sales of our common stock in the public market may lower our stock price and impair our ability to raise funds in future offerings.

     If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. The price of our common stock could also drop as a result of the exercise of options for common stock or the perception that such sales or exercise of options could occur. These factors also could make it more difficult for us to raise funds through future offerings of our common stock.

     As of August 31, 2006, there were 39,667,034 shares of common stock issued and outstanding.

Our Articles and Bylaws may delay or prevent a potential takeover of us.

     Our Articles of Incorporation, as amended, and Bylaws, as amended, contain provisions that may have the effect of delaying, deterring or preventing a potential takeover of us, even if the takeover is in the best interest of our stockholders. The Bylaws limit when stockholders may call a special meeting of stockholders. The Articles also allow the Board of Directors to fill vacancies, including newly created directorships.

Dividends

     We have not paid and do not currently intend to pay dividends, which may limit the current return you may receive on your investment in our common stock. Future dividends on our common stock, if any, will depend on our future earnings, capital requirements, financial condition and other factors. We currently intend to retain earnings, if any, to increase our net worth and reserves. Therefore, we do not anticipate that any holder of common stock will receive any cash, stock or other dividends on our shares of common stock at any time in the near future. You should not expect or rely on the potential payment of dividends as a source of current income.

"Penny Stock" Limitations

     Our common stock currently trades on the OTC Bulletin Board. Since our common stock continues to trade below $5.00 per share, our common stock is considered a "penny stock" and is subject to SEC rules and regulations, which impose limitations upon the manner in which our shares can be publicly traded.

     These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

     Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34- 29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

     * Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     * Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
     * "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     * Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
     * The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

     Furthermore, the "penny stock" designation may adversely affect the development of any public market for the Company's shares of common stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in "penny stock" is suitable for customers.

     Penny stocks are securities (a) with a price of less than five dollars per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (a) above); or (d) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act and Rule 15g-2 of the Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

     Rule 15g-9 of the Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (b) above; and (d) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for the Company's stockholders to resell their shares to third parties or to otherwise dispose of them.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     This Report contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the "Risk Factors" section above. These factors may cause our actual results to differ materially from any forward-looking statement. Readers are urged to carefully review and consider the various disclosures we make in this prospectus and in our other reports filed with the Securities and Exchange Commission.

     We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. Our management believes its assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that our actual results of operations or the results of our future activities will not differ materially from these assumptions.

                         FINANCIAL INFORMATION AND MD&A

     Our financial information can be found under ITEM 9.01 of this Report.

PROPERTIES

     Our executive offices for MB Holding and VPS Holding are located at 2225 E. Randol Mill Road, Suite 305, Arlington Texas. These offices occupy approximately 2,325 square feet and are held under a three-year lease. The executive offices of Enovii Healthcare are located at 325 West Main Street, Lexington, Kentucky. These offices occupy approximately 796 square feet and are held under a three-year lease with Regency Financial, LLC. The aggregate rental for these office leases is $782 per month.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth, as of August 31, 2006, certain information with respect to the beneficial ownership of our common stock by (i) each person who will be a directors or executive officer immediately following the acquisition of MB Holding, (ii) each person known to us to be the beneficial owner of five percent or more of the outstanding shares of our common stock, and (iii) all of our officers and directors as a group. Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated.

Title of          Name And Address           Nature and Amount
Class             Of Beneficial Owners       of Beneficial Ownership    Percent
-----------       -------------------------  -----------------------    -------
Common            HEB, LLC                      34,000,000               92.73%
                  2225 E. Randol Mill Road
                  Suite 305
                  Arlington, Texas 76011

All Officers and Directors as a Group           34,000,000               92.73%
----------
(1) Represents shares held by H.E.B., LLC 2225 E. Randol Mill Road, Suite 305, Arlington, TX 76011. Mr. Haire is the majority member and the sole manager of HEB and as such is deemed to be the beneficial owner of such shares.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the name, age, and position of each executive officer and director of the Company:

Director's Name   Age      Position With Company
---------------   ---      ---------------------------------
Scott A. Haire    42       Chief Executive Officer,
                           Interim Chief Financial Officer and Director

Scott A. Haire
     Mr. Haire became Chief Executive Officer, Interim Chief Financial Officer and a director upon consummation of the acquisition of MB Holding. Mr. Haire is also Chief Executive Officer, Interim Chief Financial Officer and a director of

MB Software Corporation, a company focused on providing wound care products. Shares of common stock of MB Software are traded over the counter on the OTC:BB. Prior to founding MB Software Corporation, Mr. Haire was President of Preferred Payment Systems, a company specializing in electronic claims and insurance system related projects.

BOARD COMPOSITION AND COMMITTEES

     Our Board of Directors currently consists of Mr. Haire. We are planning to expand the number of members constituting our Board of Directors and will seek persons who are "independent" within the meaning of the rules and regulations of NASDAQ to fill vacancies created by any expansion. Because of our current stage of development, we do not have any standing audit, nominating or compensation committees, or any committees performing similar functions. The Board meets periodically throughout the year as necessity dictates. No current director has any arrangement or understanding whereby they are or will be selected as a director or nominee. No current director has any arrangement or understanding whereby they are or will be selected as a director or nominee.

     We do not believe that any member of our Board of Directors is an "audit committee financial expert," within the meaning of such phrase under applicable regulations of the Securities and Exchange Commission. Like many small companies, it is difficult for us to attract and retain board members who qualify as "audit committee financial experts," and competition for these individuals is significant. We believe, however, that our current board members are able to fulfill their roles under SEC regulations despite not having a designated "audit committee financial expert."

DIRECTOR COMPENSATION

     We do not pay our directors a fee for attending scheduled and special meetings of our board of directors. We intend to reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings. In the future we might have to offer some compensation to attract the caliber of independent board members the Company is seeking.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

     None of our directors or officers or their respective associates or affiliates is indebted to us.

FAMILY RELATIONSHIPS

     There are no family relationships among our directors or executive officers.

EXECUTIVE COMPENSATION

     Upon consummation of the acquisition of MB Holding, Messrs. Scott Haire and James Renfro became executive officers of the Company. None of these individuals received any compensation in excess of $100,000 from the Company, MB Holding or any of its subsidiaries (collectively the "Entities"), nor do any of these individuals have any employment agreements, or other compensatory plans or arrangements with any of the Entities, which result or will result from the resignation, retirement or any other termination of such individual's employment with us or from a change in control of the Company or a change in the individual's responsibilities following a change in control. We expect that the Company will adjust executive compensation during fiscal 2007.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR

     No options to acquire shares of our common stock were granted to the above named individuals prior to the acquisition of MB Holding, nor do these individuals hold any such options. We expect, however, that the Company may grant options to these individuals during fiscal 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

     Please see the description of the acquisition of MB Holding in Item 2.01 and 3.01 of this Report.

LEGAL PROCEEDINGS

     None

DESCRIPTION OF SECURITIES

     The following description is a summary of the material terms of our capital stock subsequent to the acquisition of MB Holding. This summary is subject to and qualified in its entirety by our Articles of Incorporation, as amended, and Bylaws as amended, and by the applicable provisions of Nevada law.

     Our authorized capital stock consists of 100,000,000 shares of common stock, having a par value of $0.0001 per share and 10,000,000 shares of preferred stock, having a par value of $0.01 per share.

Common Stock

     Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our Articles of Incorporation do not permit cumulative voting for the election of directors, which means that the holders of more than 50 percent of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose; in such event, the holders of the remaining shares will not be able to elect any of our directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

     The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of liquidation, dissolution or winding up of the affairs of the company, holders are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and of any liquidation preference to the holders of the company's preferred shares.

     All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

     The board of directors may, without further action of our common stockholders, issue shares of preferred stock in one or more series and fix or alter the rights and preferences thereof, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights, preferences, privileges and restrictions of any wholly un-issued series of preferred stock. The board of directors may, without further action by our common stockholders, issue shares of preferred stock that it has designated.

     The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of preferred stock. While the issuance of preferred stock provides flexibility in connection with additional financing, possible acquisitions and other corporate purposes, future issuances may have the effect of delaying, deferring or preventing the change of control in us without further action by the stockholders and may discourage bids for the common stock at a premium over the market price. The board of directors may, without stockholder approval, provide for the issuance of preferred stock that could have voting, conversion or other rights superior to the rights of holders of common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Bylaws provide that the Company has the power to indemnify its directors and officers to the fullest extent provided by applicable law. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.


ITEM 9.01 FINANCIAL STATEMENTS, MD&A AND EXHIBITS

Management's Discussion and Analysis or Plan of Operation

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of The Company's financial statements include the combined statements of financial position, results of operations and cash flows. The
Company remains as the reporting entity and its balance sheet and other financial information have been updated as of the beginning of the period as though the assets and liabilities had been transferred at that date. Financial statements and financial information presented for the prior period have been restated to furnish comparative information. All restated financial statements reflect the combined results of operations and cash flows of the previously separate entities.

RESULTS OF OPERATIONS

     Revenues - For the year ended December 31, 2005 the Company derived revenues from the testing of VPS Holding, LLC dba Veriscrip offerings of $16,667.

     Selling, general and administrative expenses ("SGA") - For the year ended December 31, 2005, SGA expenses totaled $241,098, and 2004 SGA expenses totaled $320,316. SGA expenses mainly consisted of legal and professional fees, and salaries and related costs.

     Net loss - Net loss for the years ended December 31, 2005 and 2004 was $292,453 and $344,893, respectively.

LIQUIDITY AND CAPITAL RESOURCES

     Working capital - We have a negative working capital of $822,083 at December 31, 2005. Our future funding requirements will depend on numerous factors, some of which are beyond the Company's control. These factors include our ability to operate profitably, recruit and train management and personnel, and to compete with other, better-capitalized and more established competitors.

     Cash flows - Net cash flows used in operating activities for the year ended December 31, 2005 primarily represented costs incurred for the licensing and the startup cost associated with a new company, Veriscrip.

     Future resources - We believe that we can satisfy our cash requirements over the next twelve months as follows: (i) raise capital by obtaining financing from debt financing and / or equity financing through private placement efforts. There is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company's operations and once a suitable business opportunity has been acquired.

Financial Statements of Businesses Acquired.



                    MB HOLDING CORPORATION AND SUBSIDIARIES

Index to Consolidated Financial Statements

------------------------------------------------------------------------------




Report of Independent Registered Public Accounting Firm . . . . . . . . . . .19

Consolidated Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . 20

Consolidated Statements of Operations. . . . . . . . . . . . . . . . . . . . 22

Consolidated Statements of Stockholders' Equity (Deficit) . . . . . . . . . .23

Consolidated Statements of Cash Flows. . . . . . . . . . . . . . . . . . . . 24

Notes to the Consolidated Financial Statements. . . . . . . . . . . . . . . .26

Pro forma financial information. . . . . . . . . . . . . . . . . . . . . . . 30

Proforma Condensed Combined Balance Sheet June 30, 2006. . . . . . . . . . . 31

Proforma Condensed Combined Statement of Operations June 30, 2006. . . . . . 32

Proforma Condensed Combined Balance Sheet December 31, 2005. . . . . . . . . 33

Proforma Condensed Combined Statement of Operations December 31, 2005. . . . 34

Notes to Proforma Condensed Combined Financial Statements. . . . . . . . . . 35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
MB HOLDING CORPORATION
 Arlington, Texas


We have audited the accompanying balance sheet of MB Holding Corporation [a development stage company] as of December 31, 2005, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MB Holding Corporation as of December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that MB Holding Corporation will continue as a going concern. As discussed in Note 10 to the financial statements, MB Holding Corporation has incurred significant losses in recent years and has a stockholder's deficit. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern.
Management's plans in regards to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

PRITCHETT, SILER & HARDY, P.C.
March 26, 2007
Salt Lake City, Utah

                    MB HOLDING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2005

ASSETS

Current Assets
   Cash                                                                         $            222
   Note payable related party - current                                                      500
                                                                                ----------------
Total current assets                                                                         722
Property and equipment, net                                                                9,629

Total Assets                                                                    $         10,351
                                                                                ================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities

   Accounts payable                                                             $         40,600
   Accrued liabilities                                                                    29,198
   Accrued interest                                                                       79,254

   Note payable - current                                                                210,000

   Note payable related party - current                                                  463,753

Total current liabilities                                                       $        822,805
                                                                                ----------------
Long-Term Liabilities                                                                          -
                                                                                ----------------
Total Liabilities                                                               $        822,805
                                                                                ----------------

Commitments and Contingencies

Stockholders' Equity (Deficit)
   Common Stock, $.01 par value, 1,000 shares
       authorized, issued and outstanding
                                                                                             10
   Additional Paid In Capital                                                          (109,350)
   Retained Earnings (Deficit)                                                         (703,114)
Total Stockholders' Equity (Deficit)                                                   (812,454)
                                                                                ---------------
Total Liabilities and Stockholders' Equity (Deficit)                            $        10,351
                                                                                ===============

                  The accompanying notes are an integral part of these consolidated financial statements.

                    MB HOLDING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                          2005                       2004
                                                                   -------------------       --------------------
Revenues                                                           $            16,667       $             33,333

Other                                                                                -                      5,893
                                                                   -------------------       --------------------
          Total Revenues                                                        16,667                     39,226

Expenses:
     Selling, general and administrative                                       222,251                    159,849
     Depreciation, Amortization, & Impairment                                   18,847                    160,467

          Total Expenses                                                      (241,098)                  (320,316)

Loss From Operations                                                          (224,431)                  (281,090)

Other Income (Expense):
     Interest expense, net                                                     (68,022)                   (63,803)
                                                                   -------------------       --------------------
          Total Other Income (Expense)                                         (68,022)                   (63,803)

                                                                   -------------------       --------------------
Loss before provision for income taxes                                        (292,453)                  (344,893)

Provision for income taxes                                                           -                          -
                                                                   -------------------       --------------------
Loss from continuing operations                                               (292,453)                  (344,893)

Net (Loss)                                                         $          (292,453)      $           (344,893)
                                                                   -------------------       --------------------

Loss Per Share                                                     $              (292)      $               (345)
                                                                   -------------------       --------------------

                  The accompanying notes are an integral part of these consolidated financial statements.

                    MB HOLDING CORPORATION AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                              Additional         Retained
                                Common           Stock          Paid-In          Earnings
                                Shares          Amount          Capital          (Deficit)            Total
                          -------------------------------------------------------------------------------------
Balance, December 31, 2003             1,000 $           10  $      101,133     $   (65,768)       $     35,375

Capital contributions, net                 -              -         365,048               -             365,048

         Net Income (loss)                 -              -               -        (344,893)           (344,893)
                          -------------------------------------------------------------------------------------

Balance, December 31, 2004             1,000 $           10         466,181        (410,661)             55,530

Capital distributions, net                 -              -        (575,531)              -            (575,531)

         Net Income (loss)                 -              -               -        (292,453)           (292,453)
                          -------------------------------------------------------------------------------------

Balance, December 31, 2005             1,000 $           10  $     (109,350)    $  (703,114)       $   (812,454)

                          =====================================================================================












                  The accompanying notes are an integral part of these consolidated financial statements.

                    MB HOLDING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      YEARS ENDED DECEMBER 31, 2004 AND 2005


                                                                                       2005                  2004
                                                                                -------------------   -------------------
Cash flows from operating activities:
Loss from continuing operations                                                 $          (292,453)  $          (344,893)

Adjustments to reconcile net loss to net cash used
       in operating activities:
   Depreciation, amortization, and impairment                                                18,847                58,467

Changes in assets and liabilities:
   Increase (decrease) in accounts payable                                                   24,981                 6,729
   Increase (decrease) in accrued liabilities                                                24,158                 5,040
   Increase (decrease) in accrued interest                                                   51,442                49,170
                                                                                -------------------   -------------------
Net cash flows (used) in operating activities                                              (173,025)             (225,487)

Cash flows from investing activities:
   Purchase of notes receivable - related parties                                              (360)
   Proceeds from notes receivable - related parties                                               -                82,925
   Purchase of fixed assets                                                                       -               (32,256)

Net cash flows provided by (used) in investing activities                                      (360)             (135,956)

Cash flows from financing activities:
   Bank overdraft                                                                                 -               (26,026)
   Proceeds from notes payable - related parties                                            187,570               395,598
   Principal payments on notes payable - related parties                                    (14,600)               (7,492)
                                                                                -------------------   -------------------
Net cash flows provided by (used) financing activities                                      172,970               362,080
                                                                                -------------------   -------------------
Increase (decrease) in cash                                                                    (415)                  637

Cash and cash equivalents, beginning of year                                                    637                     -
                                                                                -------------------   -------------------

Cash and cash equivalents, end of year                                          $               222   $               637
                                                                                -------------------   -------------------
Cash paid during the year for:
   Interest                                                                                      13,354
                                                                                ===================   ===================
   Income taxes                                                                                   -                     -
                                                                                ===================   ===================

                                  (Continued)

                    MB HOLDING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2004 AND 2005

                                  (Continued)



Supplemental Schedule of Non-cash Investing and Financing Activities: For the year ended December 31, 2005:


During 2005 related entities offset note receivables against note payables in the amount of $51,113.


During 2005 related entities converted note receivables and note payables and related accrued interest to paid in capital resulting in a net distribution of $558,985.


During 2005 the Company transferred property and equipment in the net amount of $16,546 to a related entity which has been recorded as a capital distribution.


For the year ended December 31, 2004: During 2004 related entities offset note receivables against note payables, accrued interest and accounts payable in the amount of $98,516.


During 2004 related entities converted note payables and related accrued interest to paid in capital resulting in a net contribution of $365,048.


The accompanying notes are an integral part of these consolidated financial statements.

                    MB HOLDING CORPORATION AND SUBSIDIARIES
              YEAR ENDED - DECEMBER 31, 2004 AND DECEMBER 31, 2005
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements presented are those of MB Holding Corporation Inc. (the "Company") and its wholly-owned subsidiaries, VPS Holding, LLC dba Veriscrip and Envoii Healthcare, LLC. Collectively, they are referred to herein as the "Company".

Organization and Nature of Operations

Organization - The Company was organized on July 11, 1997, as a Nevada Corporation under the name MB Holding Corporation. The Company was organized as a private Corporation.

On July 11, 1997, the Company authorized 1,000 shares of common stock with a par value of $0.01 per share.

VPS Holding, LLC was organized on August 29, 2002, as a Kentucky Limited Liability Company. The Company was organized as a private Limited Company.

VPS Holding, LLC, was filed in Texas on March 26, 2004, as a Texas Limited Liability Company. On April 16, 2004 VPS Holding, LLC filed in Texas as VPS Holding, LLC dba Veriscrip.

Envoii Healthcare, LLC was organized on June 4, 2002, as a Nevada Limited Liability Company. Nature of Operations - MB Holding Corporation is purely a holding company. VPS Holding, LLC, has a license to the rights of certain intellectual property and know-how related to prescription drug monitoring databases for use in controlled substance prescription environments, as well as by third parties in non-controlled substance prescription environments. Envoii Healthcare, LLC is developing a system for transmitting electronic documents in a secure environment. Business and credit risk concentrations - The Company maintains its cash in bank deposit accounts at high quality financial institutions. The balances at times may exceed federally insured limits of $100,000.

Cash and cash equivalents - The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Fixed assets - Fixed assets are stated at cost. Depreciation for financial statement purposes is computed principally on the straight-line method over the estimated useful lives of the related assets ranging from three to five years. When fixed assets are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

Other assets - Envoii Healthcare, LLC has a Deployment License Agreement with Envoii Technology, LLC. The License grants "Healthcare Exclusive" meaning the deployment of Solutions within the United States that enable electronic or paper transactions generated to or by physician, pharmacy, hospital, nursing homes and dentist. This License was fully depreciated or impaired at December 31, 2005. VPS Holding, LLC dba Veriscirp has a License Agreement with Network Technology, Inc., "RxNT". The License grants use of a Web-based electronic prescription writing product supported in the current Internet Explorer browser environment. Palm OS based product supported in the current Palm OS environment. This License was fully depreciated or impaired at December 31, 2005.

Impairment of non-financial assets - The carrying amounts of non-financial assets are reviewed at each Balance Sheet date to determine whether there is any indication of impairment. An impairment loss is recognized in the Income Statement for the amount by which the asset's carrying amount exceeds its recoverable amount. The recoverable amount of an asst is the greater of its net selling price (fair value less costs to sell) and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit, or group of units, to which the asset belongs.

Revenue recognition - Revenue is recognized when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable and (iv) collectibility is reasonably assured. Delivery occurs when the customer has taken title and assumed the risks and rewards of ownership of products and revenue is recognized when the customer accepts the delivery of a product or performance of a service.

Recently  Enacted  Accounting  Standards -  Statement  of  Financial  Accounting
Standards ("SFAS") No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4", SFAS No. 152, "Accounting for Real Estate Time- Sharing Transactions
- an amendment of FASB Statements No. 66 and 67", SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", SFAS No. 123 (revised
2004), "Share-Based Payment", SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3", SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140", SFAS No. 156, "Accounting for the Servicing of Financial Assets", SFAS No. 157, "Fair Value Measurements", and SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)", were recently issued. SFAS No. 151, 152, 153, 123 (revised 2004), 154,
155, 156, 157 and 158 have no current applicability to the Company or their effect on the financial statements would not have been significant.


NOTE 2: BASIS OF PRESENTATION

Consolidation - The consolidated  financial  statements  include the accounts of
Parent  and  its  wholly-owned   Subsidiaries.   All  significant  inter-company
transactions have been eliminated in consolidation.


NOTE 3:  PROPERTY AND EQUIPMENT

Property and Equipment consists of the following at December 31, 2005:

         Computers and equipment                $       13,626
         Accumulated Depreciation                       (3,997)
                                                --------------
         Property and equipment, net            $        9,629
                                                ==============

Depreciation expense for the years ended December 31, 2005 and 2004 was $2,180 and $3,901, respectively.








                [Balance of this page intentionally left blank.]

NOTE 4: NOTES PAYABLE


The Company  issued a $200,000 note payable to Jake Butcher.
The note was due January  2004 and is  currently in default.
The note accrues  interest at 10% per annum, and has accrued
interest of $2,611 at December 31, 2005.                        $  200,000


The  Company  issued  a  $10,000  note  payable  to  Anthony
Chamblin.  The note was due July  2003 and is  currently  in default. The note accrues interest at 10% per annum, and has
accrued interest of $2,794 at December 31, 2005.                    10,000
                                                                ----------
                                                                $  210,000
Less: current portion                                             (210,000)
                                                                ----------
Long-term portion                                               $        0
                                                                ----------


NOTE 5: NOTES PAYABLE RELATED PARTY

The  Company   issued  a  $73,805  note  payable  to  Nevada
Multicare.  The note is due on demand,  accrues  interest at
10% per  annum,  and  has  accrued  interest  of  $7,483  at
December 31, 2005.                                              $   73,805

The Company  issued a $22,400  note  payable to Scott Haire.
The  note  is due on  demand,  accrues  interest  at 10% per annum,  and has accrued  interest of $2,910 at December  31,
2005.                                                               22,400

The Company has an open line of credit  with HEB,  LLC.  The balance is due on demand, accrues interest at 10% per annum,
and has accrued interest of $37,805 at December 31, 2005.          363,648

Note payable to related entity, non-interest bearing, due on
demand.                                                              3,900
                                                                ----------
                                                                $  463,753
Less: current portion                                             (463,753)
                                                                ==========
Net Notes Payable                                               $        0


NOTE 6: COMMITMENTS AND CONTINGENCIES

Management believes that the Company has no unrecorded liabilities and that there are no liabilities related to any previous business operations. Further, the Company is not a party to any litigations or suits against the Company. Operating lease - The Company had a 3 year lease agreement for office space that converted to a month-to-month rental arrangement in March 2006. Monthly rental expense is currently $783 per month. Total rents paid for the years ended December 31, 2005 and 2004 was $5,479 and $4,190, respectively.

Future minimum lease payments for the years ended December 31, are as follows:

         2006     $        2,349
         2007                  -
                  --------------
                  $        2,349
                  ==============

Federal Payroll Taxes - The Company is delinquent in the payment of its payroll tax liabilities with the Internal Revenue Service. As of December 31, 2005, unpaid payroll taxes total approximately $22,198 and related penalties and interest approximated $7,000 computed through December 31, 2005. These liabilities have been recorded as accrued liabilities and general and administrative expenses at December 31, 2005. The Company expects to pay these delinquent payroll tax liabilities as soon as possible. The final amount due will be subject to the statutes of limitations related to such liabilities and to negotiations with the Internal Revenue Service.


NOTE 7: INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 2005, an operating loss carryforwards of approximately $703,000, which may be applied against future taxable income and which expires in various years through 2025.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $141,000 and $82,000 as of December 31, 2005 and 2004, respectively, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the year ended December 31, 2005 is approximately $59,000.

NOTE 8: STOCKHOLDERS EQUITY

The Company is authorized to issue 1,000 shares of .01 par value common stock. The Company has issued 1,000 shares of common stock for $1,000 or $1.00 per share. At December 31, 2005 the Company has 1,000 shares of common stock issued and outstanding.


NOTE 9: LOSS PER SHARE

The following data show the amounts used in computing loss per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the years ended December 31, 2005 and 2004:

                                           For the Year Ended December 31,
                                           -------------------------------
                                                 2005          2004
                                            ------------      ------------
Loss from continuing operations available
to common stockholders (numerator)          $   (292,453)     $   (344,893)
                                            ------------      ------------
Weighted average number of common
shares outstanding used in loss per share
during the period (denominator)                    1,000             1,000
                                            ------------      ------------

Dilutive loss per share was not presented, as the Company had no common equivalent shares for all periods presented that would effect the computation of diluted loss per share.

NOTE 10: GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant losses in recent years and has a stockholders' deficit. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their commons Stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


NOTE 11: SUBSEQUENT EVENTS

On August 28, 2006, the Company was acquired by VirtualHealth Technologies, Inc. pursuant to an Agreement and Plan of Reorganization. The agreement called for VirtualHealth to issue 34,000,000 post-split shares of common stock to the shareholders of the Company for 100% of the outstanding shares of common stock in a transaction wherin the Company would become a wholly-owned subsidiary of the Company.








                [Balance of this page intentionally left blank.]

Pro forma financial information


                        VIRTUALHEALTH TECHNOLOGIES, INC.
                              AND MB HOLDING CORP.

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  [Unaudited]

The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of VirtualHealth Technologies, Inc., a Delaware corporation (formerly known as Equity Technologies and Resources, Inc.) (the "Company") as of June 30, 2006 and the balance sheet of MB Holding Corporation, a Nevada corporation ("MBH") as of June 30, 2006 accounting for the transaction as a reorganization of MBH in a manner similar to a reverse purchase with the issuance of common stock of the Company for all the issued and outstanding shares of the MBH and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the period. The transaction was not completed as of June 30, 2006.

The following unaudited proforma condensed combined statement of operations combines the results of operations of the Company for the six months ended June 30, 2006 and the results of operations of MBH for the six months ended June 30, 2006 as if the transaction had occurred at the beginning of the periods.

The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of the Company as of December 31, 2005 and the balance sheet of MBH as of December 31, 2005 accounting for the transaction as a reorganization of MBH in a manner similar to a reverse purchase with the issuance of common stock of the Company for all the issued and outstanding shares of the MBH and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the period. The transaction was not completed as of December 31, 2005.

The following unaudited proforma condensed combined statement of operations combines the results of operations of the Company for the year ended December 31, 2005 and the results of operations of MBH for the year ended December 31, 2005 as if the transaction had occurred at the beginning of the periods.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of the Company and MBH. These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred at the end of the periods indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                        VIRTUALHEALTH TECHNOLOGIES, INC.
                              AND MB HOLDING CORP.
                    PROFORMA CONDENSED COMBINED BALANCE SHEET
                                  June 30, 2006

                                     ASSETS
                                   [Unaudited]

                                            VirtualHealth
                                         Technologies, Inc.    MB Holding Corp.       Proforma
                                            June 30, 2006       June 30, 2006         Increase         Proforma
                                              [Company]             [MBH]            (Decrease)        Combined
                                          ----------------    ----------------      --------------    -------------
ASSETS:
    Cash                                  $            698    $              -      $           56    $         754
    Receivables                                          -                   -                   -                -
    Plant, property and equipment                        -               9,629                   -            9,629
    Intangibles - licenses                               -                   -                   -                -
    Investment in subsidiary                             -                   -  [B]          3,400                -
                                                                             -  [C]         (3,400)
                                          ----------------    ----------------      --------------    -------------
                                          $            698    $          9,629      $            -    $      10,383
                                          ----------------    ----------------      --------------    -------------

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

LIABILITIES:
    Accounts payable                      $        190,056    $         49,425  [D]       (121,551)   $     117,930
    Accounts payable-related party                 410,754                   -  [D]       (403,154)           7,600
    Accrued expenses                             1,034,513             147,942  [D]     (1,034,441)         148,014
    Notes payable                                   38,400             210,000  [D]        (38,400)         210,000
    Notes payable-related party                  1,002,454             542,896  [D]     (1,002,454)         542,896
                                          ----------------    ----------------      --------------    -------------
       Total Liabilities                         2,676,177             950,263          (2,600,000)       1,026,440
                                          ----------------    ----------------      --------------    -------------
STOCKHOLDERS' (DEFICIENCY):
    Preferred stock                                     70                   -                   -               70
                                                                                [A]        (29,709)
                                                                                [B]          3,400
    Common stock, Class A                           30,009                  10  [D]            260            3,960

    Common stock, Class B                            1,000                   -  [C]         (1,000)               -
                                                                                [A]         29,709
                                                                                [C]         (2,400)
    Additional paid in capital                  21,180,798            (109,350) [D]      2,599,740       23,698,507
    Retained Deficit                            (8,390,740)                  -                   -       (8,390,740)
    Deficit accumulated during
          development stage                    (15,496,616)           (831,238)                  -      (16,327,854)
                                          ----------------    ----------------      --------------    -------------
  Total Stockholders' (Deficiency)              (2,675,479)           (940,578)         2,600,000        (1,016,057)
                                          ----------------    ----------------      --------------    -------------
                                          $            698    $          9,629      $            -    $      10,383
                                          ----------------    ----------------      --------------    -------------


         See Notes To Unaudited Proforma Condensed Financial Statements.

                        VIRTUALHEALTH TECHNOLOGIES, INC.
                              AND MB HOLDING CORP.

               PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                   [Unaudited]


                                            VirtualHealth
                                         Technologies, Inc.    MB Holding Corp.
                                             For the Six         For the Six
                                            Months Ended        Months Ended        Proforma
                                            June 30, 2006       June 30, 2006       Increase         Proforma
                                              [Company]             [MBH]          (Decrease)        Combined
                                          ----------------    ----------------      --------------    -------------
REVENUE                                   $              -    $              -      $            -    $           -
                                          ----------------    ----------------      --------------    -------------
EXPENSES:
    General and administrative                      97,038              99,116                   -          196,154
                                          ----------------    ----------------      --------------    -------------
    Total Expenses                                  97,038              99,116                   -          196,154
                                          ----------------    ----------------      --------------    -------------
INCOME (LOSS) FROM OPERATIONS                      (97,038)            (99,116)                  -         (196,154)
                                          ----------------    ----------------      --------------    -------------
OTHER INCOME (EXPENSE)
    Interest expense                               (50,487)            (29,008)                  -          (79,495)
                                          ----------------    ----------------      --------------    -------------
    Total Other Income (Expense)                   (50,487)            (29,008)                  -          (79,495)

INCOME (LOSS) FROM OPERATIONS
  BEFORE PROVISION FOR TAXES                      (147,525)           (128,124)                  -         (275,649)

PROVISION FOR INCOME TAXES                               -                   -                   -                -
                                          ----------------    ----------------      --------------    -------------
INCOME (LOSS) FROM
    CONTINUING OPERATIONS                         (147,525)           (128,124)                  -         (275,649)
                                          ----------------    ----------------      --------------    -------------
DISCONTINUED OPERATIONS                                  -                   -                   -                -
                                          ----------------    ----------------      --------------    -------------
NET INCOME (LOSS)                         $       (147,525)   $       (128,124)     $            -    $    (275,649)
                                          ----------------    ----------------      --------------    -------------

BASIC NET (LOSS) PER
COMMON SHARE (Note 4)                                                                                 $        (.01)
                                                                                                      -------------



         See Notes To Unaudited Proforma Condensed Financial Statements.

                        VIRTUALHEALTH TECHNOLOGIES, INC.
                              AND MB HOLDING CORP.

                    PROFORMA CONDENSED COMBINED BALANCE SHEET

                                December 31, 2005

                                     ASSETS
                                   [Unaudited]

                                            VirtualHealth
                                         Technologies, Inc.   MB Holding Corp.       Proforma
                                            Dec 31, 2005       Dec 31, 2005          Increase         Proforma
                                              [Company]            [MBH]            (Decrease)        Combined
                                          ----------------    ----------------      --------------    -------------
ASSETS:
    Cash                                  $            169    $            222      $            -    $         391
    Receivables                                          -                 500                                  500
    Plant, property and equipment                        -               9,269                                9,269
    Intangibles - licenses                               -                   -                   -                -
    Prepaid expenses                                     -                   -  [D]        124,763          124,763
    Investment in subsidiary                             -                   -  [B]          3,400                -
                                                                                [C]         (3,400)
                                          ----------------    ----------------      --------------    -------------
                                          $            169    $         10,351      $      124,763    $     135,283
                                          ----------------    ----------------      --------------    -------------

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

LIABILITIES:
    Accounts payable                      $        280,269    $         40,600  [D] $     (211,764)   $     109,105
    Accounts payable-related party                 309,847                   -  [D]       (309,847)               -
    Accrued expenses                               924,984             108,452  [D]       (924,984)         108,452
    Notes payable                                   38,400             210,000  [D]        (28,400)         210,000
    Notes payable-related party                    990,242             403,753  [D]     (1,000,242)         463,753
                                          ----------------    ----------------      --------------    -------------
       Total Liabilities                         2,543,742             822,805          (2,475,237)         891,310
                                          ----------------    ----------------      --------------    -------------
STOCKHOLDERS' (DEFICIENCY):
    Preferred stock                                     70                   -                   -               70
                                                                                [A]        (14,245)
                                                                                [B]          3,400
                                                                                [C]            (10)
    Common stock, Class A                           14,389                  10  [D]            260             3,804

    Common stock, Class B                            1,000                   -  [C]         (1,000)                -
                                                                                [C]         (2,390)
    Additional paid in capital                  21,180,798            (109,350) [D]      2,599,740        23,683,043
    Retained Deficit                            (8,390,740)                  -                   -       (8,390,740)
    Deficit accumulated during
          development stage                    (15,349,090)           (703,114)                  -      (16,052,204)
                                          ----------------    ----------------      --------------    -------------
 Total Stockholders' (Deficiency)               (2,543,573)           (812,454)          2,600,000         (756,027)
                                          ----------------    ----------------      --------------    -------------
                                          $            169    $         10,351    $       124,763  $        135,283
                                          ----------------    ----------------      --------------    -------------


         See Notes To Unaudited Proforma Condensed Financial Statements.

                        VIRTUALHEALTH TECHNOLOGIES, INC.
                              AND MB HOLDING CORP.


               PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                   [Unaudited]


                                           VirtualHealth
                                          Technologies, Inc.  MB Holding Corp.
                                               For the            For the
                                             Year Ended         Year Ended           Proforma
                                            Dec 31, 2005       Dec 31, 2005          Increase         Proforma
                                             [Company]            [MBH]              (Decrease)        Combined
                                          ----------------    ----------------      --------------    -------------
REVENUE                                   $         16,667    $         16,667      $            -    $      33,334
                                          ----------------    ----------------      --------------    -------------
EXPENSES:
    General and administrative                     351,045             241,098                   -          592,143
                                          ----------------    ----------------      --------------    -------------
    Total Expenses                                 351,045             241,098                   -          592,143
                                          ----------------    ----------------      --------------    -------------
INCOME (LOSS) FROM OPERATIONS                     (334,378)           (224,431)                  -         (558,809)
                                          ----------------    ----------------      --------------    -------------
OTHER INCOME (EXPENSE)
    Interest expense                               (92,905)            (68,022)                  -         (160,927)
                                          ----------------    ----------------      --------------    -------------
    Total Other Income (Expense)                   (92,905)            (68,022)                  -         (160,927)

INCOME (LOSS) FROM OPERATIONS
  BEFORE PROVISION FOR TAXES                      (427,283)           (292,453)                            (719,736)

PROVISION FOR INCOME TAXES                               -                   -                   -                -
                                          ----------------    ----------------      --------------    -------------
INCOME (LOSS) FROM
    CONTINUING OPERATIONS                         (427,283)           (292,453)                            (719,730)
                                          ----------------    ----------------      --------------    -------------
DISCONTINUED OPERATIONS                                  -                   -                   -                -
                                          ----------------    ----------------      --------------    -------------
NET INCOME (LOSS)                         $       (427,283)   $       (292,453)     $            -    $    (719,730)
                                          ----------------    ----------------      --------------    -------------

BASIC NET (LOSS) PER
COMMON SHARE (Note 4)                                                                                 $        (.02)
                                                                                                      -------------



         See Notes To Unaudited Proforma Condensed Financial Statements.

                        VIRTUALHEALTH TECHNOLOGIES, INC.
                              AND MB HOLDING CORP.


           NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  [Unaudited]


NOTE 1 - VIRTUALHEALTH TECHNOLOGIES, INC.

VirtualHealth Technologies, Inc. (the "Company") was organized under the laws of the State of Delaware on March 4, 1988. The Company was formed to seek potential business opportunities. The Company discontinued its previous operations during 1993 and re-entered the development stage on January 1, 1994.


NOTE 2 - MB HOLDING CORP.

MB Holding Corp. ("MBH") was organized under the laws of the State of Nevada on July 11, 1997. MBH owns VPS Holdings, LLC and Envoii Healthcare LLC and 49% of Medical Office Software Inc. VPS Holdings, LLC, is a software development company with its primary business being the development of secure transactions for real-time government Prescription Drug Tracking programs within the healthcare industry which are compliant with the guidelines of HIPAA (Health Insurance Portability and Accountability Act). Envoii Healthcare LLC's initial application has been developed for use in the pharmacy field. This application utilizes a front-end platform designed around Envoii's operating system enabling private information to be transferred in a secure and encrypted envelope, only viewable to the parties for whom it was originally intended. The company believes that the opportunity for this type of application extends beyond the initial pharmacy offering and it will seek to develop or partner with other companies to bring this type of HIPAA compliant application to other areas of the healthcare industry. Medical Office Software, Inc. provides products and services to the physician and healthcare provider market including practice management services, electronic transactions services, pre-packaged pharmaceuticals, and EMRs (electronic medical records).

As of October 1, 2006 MBH purchased the reaming 51% of Medical Office Software Inc.


NOTE 3 - PROFORMA ADJUSTMENTS

On August 28, 2006, MBH was acquired by the Company pursuant to an Agreement and Plan of Reorganization. The agreement called for the Company to issue 34,000,000 post-split shares of common stock to the shareholders of MBH for 100% of the outstanding shares of MBH's common stock in a transaction wherein MBH would became a wholly-owned subsidiary of the Company.

The ownership interests of the former owners of MBH in the combined enterprise will be greater than that of the ongoing shareholders of the Company and, accordingly, the management of MBH will assume operating control of the combined enterprise. Consequently, the acquisition is accounted for as the recapitalization of MBH, wherein MBH purchased the assets of the Company and accounted for the transaction as a reverse purchase for accounting purposes.

Proforma adjustments on the attached financial statements include the following:

[A]  To record the 1-for-100 reverse stock split.

[B] To record the issuance of 34,000,000 shares of post-split common stock pursuant to the Agreement and Plan of Reorganization.

[C] To eliminate the equity accounts of MBH and to reflect the cancellation of all Class B common stock.

[D] To record the issuance of approximately 2,692,184 post-split common stock for the cancellation of $2,692,184. of Notes payable and other liabilities.


NOTE 4 - PROFORMA (LOSS) PER SHARE

The proforma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though all shares issued in the acquisition had been outstanding from the beginning of the periods presented.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        VirtualHealth Technologies, Inc.


Date: April 2, 2007        /s/ Scott A. Haire
                           ------------------------------------
                           Scott A. Haire,
                           Chairman & Chief Executive Officer